Exhibit (q)(3)

POWER OF ATTORNEY

I, the undersigned Trustee of Goehring & Rozencwajg Investment Funds, hereby severally constitute and appoint each of Adam A. Rozencwajg and Leigh R. Goehring, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, the Registration Statement of Goehring & Rozencwajg Investment Funds on Form N-1A and any and all amendments thereto (including pre-and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

/s/ Thomas B. Stiles II.	9/8/16
Thomas Beveridge Stiles, II, Trustee	Date